UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 12, 2004

Golf Trust of America, Inc.

(Exact Name of Registrant As Specified in its Charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

14 North Adger’s Wharf, Charleston, SC  29401

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

On November 12, 2004, each of the Audit Committee and the Board of Directors of Golf Trust of America, Inc. (the “Company”) determined that the Company should take a $5.0 million impairment charge based upon a variety of factors, including, among others, the recently completed study to update the allocation of the implicit purchase price of the Westin Innisbrook Golf Resort (the “Resort”) at July 15, 2004 and the long term liabilities to which the Resort is subject.  This charge relates to a reduction in the estimated value of the Resort from $44.24 million to $39.24 million. The Company estimates that the $5.0 million impairment charge will reduce the Company's net proceeds resulting from a sale of the Resort.

On July 15, 2004, Golf Trust of America, L.P. (“Lender”) and GTA-IB, LLC, affiliates of the Company, entered into a global settlement agreement (the “Settlement Agreement”) with Golf Host Resorts, Inc. (“Borrower”), Golf Hosts, Inc., Golf Host Management, Inc., Golf Host Condominium, Inc. and Golf Host Condominium, LLC.  The Settlement Agreement resolved a number of issues between the parties, including Borrower’s default under the $79 million loan made by Lender to the Borrower in June 1997.  Pursuant to the Settlement Agreement, the Company settled claims relating to the loan to the Borrower and took ownership of the Resort through its wholly-owned subsidiary, GTA-IB, LLC.  In connection with taking title to the Resort, the Company engaged an independent financial advisor to complete the study referenced in the prior paragraph.

As earlier reported in the Company’s filings with the Securities and Exchange Commission, the Company’s assessment of the Resort’s fair value may decline at some future date, based on facts and circumstances prevailing at that time, and the asset may be written-down in the future.

Forward-Looking Statements

When used in this Form 8-K, the words or phrases “pro forma,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected. Such risks and uncertainties include, but are not limited to, the risk that cost savings and revenues resulting from taking title to the Resort and related legal entities may be lower than expected, the risk that liabilities incurred in connection with taking title to the Resort may prove greater than expected, industry cyclicality, fluctuations in customer demand and order patterns, the seasonal nature of the Company’s business, changes in pricing and general economic conditions, harsh weather patterns affecting Florida in 2004, as well as other risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above and other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

November 15, 2004	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer